Exhibit 31.1

Certification of Principal Executive Officer

Pursuant to Section 302 of the

Sarbanes-Oxley Act of 2002

I, Thomas W. Lanni, President and Chief Executive Officer of Comarco, Inc., certify that:

1.	I have reviewed this report on Form 10-K/A of Comarco, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 31, 2017	/s/ THOMAS W. LANNI
Thomas W. Lanni
President and Chief Executive Officer
(Principal Executive Officer)